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                                                                EXHIBIT 10.18(a)

                         AMENDMENT NO. 1 TO SUBLEASE AND
                           SUPPORT SERVICES AGREEMENT

AGREEMENT, dated as of July 1, 1999 between Rittenhouse Financial Services, Inc., a Delaware corporation ("RFS"), and The Rittenhouse Trust Company, a trust company and commercial bank organized under the laws of the Commonwealth of Pennsylvania ("RTC"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Sublease (as defined below) or the Support Services Agreement (as defined below), as the case may be.

WHEREAS, RFS and RTC have entered into a Sublease, dated as of August 31, 1997 (the "Sublease"), and a Support Services Agreement, dated as of August 31, 1997 (the "Support Services Agreement");

WHEREAS, pursuant to the Sublease, since August 31, 1997, RTC has subleased from RFS certain office space leased by RFS at Two Radnor Corporate Center, Radnor, Pennsylvania;

WHEREAS, pursuant to the Support Services Agreement, since August 31, 1997, RFS has made available to RTC certain support services used by RTC in the operation of its business; and

WHEREAS, RTC has moved its business operations to new premises in Radnor Corporate Center as a result of its desire to expand, RFS desires to utilize the space that RTC has vacated, and RFS and RTC desire to amend the terms of the Sublease and the Support Services Agreement in connection therewith;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RFS and RTC hereby agree as follows:

1. Sublease. The Sublease shall terminate and be of no further force or effect (except as provided below with respect to Section 11 of the Sublease) as of May 17, 1999 (the "Sublease Termination Date"). RFS shall have no obligation to make any portion of the Premises available to RTC for its use, and RTC shall have no obligation to pay to RFS any Rent in respect of any period, after the Sublease Termination Date. This Agreement shall not affect in any way any rights that RFS or RTC may have against the other under the Sublease in respect of any actions or events occurring prior to the Sublease Termination Date or pursuant to


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     the indemnification provisions of Section 11 of the Sublease. RTC will pay
     Rent to RFS in respect of the period ending on the Sublease Termination Date (on a pro-rated basis) in accordance with the past practice of the parties. RFS shall notify the Landlord of the termination of the Sublease promptly following the Sublease Termination Date.

2. Support Services Agreement. From and after the Sublease Termination Date, Sections 1, 4 and 14 of the Support Services Agreement shall be amended in respect of the services to be made available by RFS to RTC thereunder, the fees to be paid by RTC to RFS thereunder, and the term of such agreement, and replaced in their entirety by the provisions set forth below in Paragraphs 3 through 6. The Support Services Agreement, as amended by this Agreement, is referred to herein as the "Amended Support Services Agreement."

3. Provided Services. Notwithstanding anything to the contrary contained in the Support Services Agreement, from and after the Sublease Termination Date, RFS will make available to RTC only the support services set forth on
     Schedule I hereto in accordance with the practices in effect on the date hereof or as otherwise specifically set forth in Schedule 1. From and after the Sublease Termination Date, RTC will have no obligation to make any support services available to RFS.

4. Fees. Notwithstanding anything to the contrary contained in the Support Services Agreement, in consideration of the services to be provided under the Amended Support Services Agreement, RTC shall pay to the parent company of RFS, The John Nuveen Company ("JNC"), or an affiliate designated by JNC, in lieu of the Fixed Annual Fee set forth in the Support Services Agreement, an amount equal to six million four hundred twenty-four thousand two hundred twenty dollars ($6,424,220), which shall be payable in one installment of one million one hundred fifty-six thousand eight hundred twenty dollars ($1,156,820) on July 1, 1999 and in five equal quarterly installments of one million fifty-three thousand four hundred eighty dollars ($1,053,480) on the first business day of each calendar quarter, beginning October 1, 1999 and ending October 2, 2000 in each case by wire transfer of immediately available funds (the "Revised Fixed Fee"). The Revised Fixed Fee shall be payable regardless of whether and to what extent any RFS provided services are utilized by RTC hereunder during any calendar quarter to which a Revised Fixed Fee payment relates. In consideration of the services to be provided by RFS under this Agreement, RTC shall also pay to RFS the fee or other charge set forth opposite each such provided service on Schedule 1 in respect of RFS provided services actually provided and received by RTC during a billing period hereunder, and each RFS provided service will be invoiced to RTC in accordance with past practices.

5. Contiguous Office Space. The requirement to pay fees payable under the Amended Support Services Agreement shall not be related in any way to the Sublease or to the location of RTC's business operations in space contiguous to that of RFS. RFS shall have no obligation to secure contiguous office space for



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     RTC in the event that RFS moves its business operations or acquires additional office space.

6. Term. (a) Notwithstanding anything to the contrary contained in the Support Services Agreement, the Amended Support Services Agreement shall terminate, and RFS shall cease to be obligated to provide services, on the earlier of
     (i) December 31, 2000, (ii) an RTC Default as described in paragraph (b) below, and (iii) a material default by RFS hereunder, unless such default has been cured by RFS to the reasonable satisfaction of RTC within 30 days after receipt of written notice of default from RTC. In the event that the Amended Support Services Agreement would otherwise terminate on December 31, 2000 in accordance with clause (i) of the preceding sentence, RTC shall have the right to extend such date to December 31, 2001 by delivering written notice of the desire to so extend to RFS no later than November 30, 2000, together with a payment of one hundred dollars for such extension. Upon termination of the Amended Support Services Agreement all payment obligations of RTC shall cease except for any accrued and unpaid liabilities for the Revised Fixed Fee, for services previously rendered and, if applicable, any payment described in paragraph (c) below.

     (b) "RTC Default" means (i) a material default by RTC hereunder, unless such default has been cured by RTC to the reasonable satisfaction of RFS within 30 days after receipt of written notice of such default, (ii) a majority of the outstanding capital stock of RTC ceases to be owned by George W. Connell, or a Permitted Transferee (as defined in the Inter-Company Agreement among RTC, RFS, JNC and George W. Connell) or (iii) the sale, exchange, transfer or other disposition of any outstanding capital stock of RTC to a competitor of JNC.

     (c) In the event the Amended Support Services Agreement is terminated pursuant to an RTC Default, RTC shall make payment within five business days to JNC or an affiliate of JNC by wire transfer of immediately available funds of an amount equal to the present value (applying a discount rate equal to the then prevailing prime rate of interest announced by Morgan Guaranty Trust Company of New York) of the Revised Fixed Fee amounts which have not been theretofore paid. In the event of the termination of the Amended Support Services Agreement for any reason other than (i) an RTC Default or (ii) so long as there has been no continuing RTC Default and so long as RTC has not materially breached any of the Transaction Documents that is continuing, RFS's willful breach of its obligation under the Amended Support Services Agreement to provide services, RTC shall continue to pay the Revised Fixed Fee.

7. Further Assurances. RFS and RTC agree to work together in good faith to ensure a smooth transition of the RTC business into new office space and to avoid confusion of customers or service providers relating to the similarity of the RFS and RTC names. In particular, the parties will work together and cooperate in connection with their respective mail room, receptionist and record management



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     personnel to take all necessary actions to insure a smooth transition in separation of the office space and of the previously shared office management functions. The parties also agree to work together to properly separate all commingled files held on location or offsite.

8. No other Changes. Except as modified as set forth above, the provisions of the Support Services Agreement shall remain in full force and effect. This Agreement shall not affect in any way any of the terms of the agreements entered into by RFS and RTC at the time of the acquisition of RFS by JNC or subsequent thereto, other than the Sublease and the Support Services Agreement.

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have duly executed and delivered this Agreement.

                                            RITTENHOUSE FINANCIAL SERVICES, INC.

                                            By:
                                               --------------------------------
                                                  Name: Alan G. Berkshire
                                                  Title: Vice President

                                            Date:
                                                 ------------------------------

                                            THE RITTENHOUSE TRUST COMPANY

                                            By:
                                               --------------------------------
                                                  Name:
                                                  Title:

                                            Date:
                                                 ------------------------------

                                            THE JOHN NUVEEN COMPANY

                                            By:
                                               --------------------------------
                                                   Name: Alan G. Berkshire
                                                   Title: Senior Vice President

                                            Date:
                                                 ------------------------------



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